SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 OR 15(d) of
                   The Securities and Exchange Act of 1934


       Date of Report (Date of earliest event reported):  May 27, 1999


                        CADAPULT GRAPHIC SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)


     DELAWARE                       0-21853                   87-0475073
(State or other jurisdiction      (Commission                (IRS Employer
of incorporation)                 File Number)            Identification No.)


               110 Commerce Drive, Allendale, New Jersey 07401
                   (Address of principal executive offices)


      Registrant's telephone number, including area code: (201) 236-1100


                                Not applicable
        (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS

      (a) On June 7, 1999, Cadapult Graphic Systems, Inc. ("Cadapult") entered into an asset purchase agreement with WEB Associates, Inc., a Pennsylvania corporation ("WEB"), scheduled to close on or before July 1, 1999 (the "Asset Purchase Agreement"). Pursuant to the Asset Purchase Agreement, Cadapult is to acquire certain assets of WEB, including, but not limited to: accounts receivable, less allowances; inventory at lower of cost or fair market value; certain property and equipment; use of its corporate name; its customer lists and related files; sales, service and vendor contracts and security deposits; telephone numbers; databases; and, other prepaid commitments. Subject to adjustment at closing, dependent on the difference of the dollar value of the liabilities assumed in relation to assets acquired, the consideration expected to be given by Cadapult pursuant to the Asset Purchase Agreement includes: (i) a cash payment of three hundred thousand dollars; (ii) the issuance of such number of shares of unregistered and restricted common stock of Cadapult as is determined by dividing $500,000 by the average of the high bid and low asked price for the thirty days preceding the closing date; and (iii) the assumption of the following liabilities of WEB: certain trade payables as of the date of the closing, and certain customer deposits payable as of the date of the closing. The consideration to be given is also subject to post-closing adjustments, dependent upon achieving certain defined gross profit targets.

      The consideration given was negotiated at "arms-length" between the directors and executive officers of the parties. The board of directors of Cadapult determined in good faith that the consideration given pursuant to the Purchase Agreement was reasonable under the circumstances.

      No director, executive officer or person who may be deemed to be an affiliate of the registrant had any direct or indirect interest in WEB prior to the closing on the Purchase Agreement.

      WEB is engaged in the sale and servicing of computer graphics and of imaging equipment and supplies. Cadapult also engages in activities similar to those of WEB, and Cadapult intends to continue the use the assets acquired pursuant to the Asset Purchase Agreement in such activities.

      (b) On May 27, 1999, Cadapult entered into a non-binding letter of intent with ultraHue, Inc., a New Mexico corporation ("ultraHue"), with respect to the purchase of all of the rights and assets constituting ultraHue's ink and toner business and the assumption of certain liabilities and obligations of ultraHue. A copy of the letter of intent concerning the foregoing is filed herewith as Exhibit 20, and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)  The following exhibits are filed with this report on Form 8-K:

Exhibit Number    Description of Exhibit

Exhibit 10        Asset Purchase Agreement between Cadapult and WEB
                  Associates, Inc.

                  List of Schedules to Asset Purchase Agreement referenced to in the Asset Purchase Agreement:

                  Exhibit A*        Property and Equipment
                  Exhibit B         NOT USED
                  Exhibit C         Gross Profit Definition
                  Exhibit D         Incentive Gross Profit Schedule
                  Exhibit E         Allocation of Purchase Price
                  Exhibit F         Form of Employment Agreement
                  Exhibit G*        Lease
                  Exhibit H         NOT USED
                  Exhibit I         Restrictive Covenant
                  Exhibit J*        Adjustments
                  Exhibit K         Restrictive Legend

                  * Omitted.

      Cadapult will furnish supplementally a copy of any omitted or summarized schedule of the Asset Purchase Agreement to the Commission upon request. The Asset Purchase Agreement does not refer to and does not include Exhibits B and H.

Exhibit 20        Letter of Intent between Cadapult and ultraHue, Inc.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CADAPULT GRAPHIC SYSTEMS, INC.

Date:  June 8, 1999                       /s/ Michael W. Levin
                                          ------------------------------
                                          Michael W. Levin, President